CERTIFICATE OF AMENDMENT
                                     TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                     OF THE
                              MILLBROOK PRESS, INC.

                        Pursuant to a Court Order by the
                Bankruptcy Court for the District of Connecticut
                General Corporation Law of the State of Delaware

      THE MILLBROOK PRESS, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

            1. The name of the corporation is The Millbrook Press, Inc.

            2. Paragraph First of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

                  "FIRST: The name of the corporation (hereinafter sometimes called the "Corporation") is MPLC, Inc."

            3. The Amendment to the Certificate of Incorporation of the Corporation effected by this Certificate was ordered by the Bankruptcy Court for the District of Connecticut, Case No. 04-50145 (AHWS), in an order dated July 14, 2004 The Corporation had filed for bankruptcy protection on February 6, 2004,

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      IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be signed and acknowledged by its President on this 12th day of October, 2004.

                                                       THE MILLBROOK PRESS, INC.


                                                       By: /s/ David Allen
                                                           ---------------------
                                                           David Allen
                                                           President


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